EXHIBIT 5.1

May 8, 2007

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C.  20549

Re:          Expeditors International of Washington, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

I am acting as counsel for Expeditors International of Washington, Inc. (the “Company”) in connection with the filing of a Registration Statement on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, as amended relating to the proposed sale by the Company of up to 13,887,860 shares of common stock, $.01 par value per share (the “Shares”), that are issuable pursuant to stock options granted under the 2005 Stock Option Plan and 2006 Stock Option Plan or are reserved for issuance pursuant to the 2007 Stock Option Plan and 2002 Employee Stock Purchase Plan (collectively, the “Plans”).

In rendering my opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies.  I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

Based on the foregoing, I am of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefore in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

My opinions expressed above are limited to the laws of the State of Washington.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to me under the heading “Validity of Shares” in the Prospectuses constituting part of the Registration Statement.

Very truly yours,

Expeditors International

of Washington, Inc.

/s/ Amy J. Tangeman

Amy J. Tangeman, General Counsel